            REGISTRATION RIGHTS AGREEMENT dated as of August 5, 2004 between XO COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and the entities listed on the signature pages hereto under the caption "Purchasers" (each a "PURCHASER" and, collectively, the "PURCHASERS").

            Pursuant to the Stock Purchase Agreement dated as of August 5, 2004 (the "STOCK PURCHASE AGREEMENT") by and between the Company and the Purchasers, the Purchasers will acquire on the Closing Date an aggregate of 4,000,000 shares of the Company's 6% Series A Convertible Preferred Stock (the "CONVERTIBLE PREFERRED STOCK").

            It is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company and the Purchasers enter into this Agreement to provide for the rights of the Purchasers with respect to the registration of the shares of Convertible Preferred Stock held by the Purchasers and the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares.

            Accordingly, the parties hereto agree as follows:

SECTION 1. Definitions.

            As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

            "CLOSING DATE" is defined in the Stock Purchase Agreement.

            "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

            "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "ICAHN FAMILY" means and includes: (i) Carl C. Icahn, his spouse, and his children; (ii) the current and former spouses of any person described in clause (i) of this definition; and (iii) the ancestors, siblings and descendants, whether by blood, marriage or adoption, of any person described in clause (i) or (ii) of this definition.

            "PERMITTED HOLDER" means and includes: (i) any member of the Icahn Family; (ii) any conservatorship, custodianship, or decedent's estate of any member of the Icahn Family, (iii) any trust established for the benefit of, among others, any Person described in clause (i) or (ii) of this definition; and
(iv)any corporation, limited liability company, partnership, or other entity, the controlling equity interests in which are held by or for the benefit of any one or more persons described in clause (i), (ii), or (iii) of this definition; and (v) any foundation or charitable organization established by a member of the Icahn Family, and having at least one director, trustee, or member who is a member of the Icahn Family.

            "PERSON" means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

           "REGISTRABLE SECURITIES" means (i) the shares of Convertible Preferred Stock, (ii) any shares of Common Stock issued or issuable upon the conversion of any Convertible Preferred Shares held by the Purchasers, and (iii) any shares of Common Stock issued with respect to the Convertible Preferred Stock or the Common Stock referred to in clauses (i) and (ii) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, (c) when such securities are eligible for sale under clause (k) of Rule 144 of the Securities Act or any successor provision, or (d) when such securities shall have been sold as permitted by, and in compliance with, the Securities Act.

            "REGISTRATION EXPENSES" means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Purchasers in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes, and all fees and expenses of counsel to the Purchasers; provided, however, that Registration Expenses shall exclude, and the Purchasers shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

SECTION 2. Registration Under Securities Act, etc.

            2.1   Registration .

            (a) Effect the Registration. The Company shall, if requested to do so by any holder of shares of Convertible Preferred Stock, file for the registration under the Securities Act of all or part of the Registrable Securities as hereinafter provided. The Company shall use its reasonable best efforts to effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if the Company is then eligible to use such a registration) of the Registrable Securities as expeditiously as possible (but in any event within 180 days of such request). The Company shall notify the other holders of shares of Convertible Preferred Stock of any request for registration under this Section 2.1(a) within 10 days of receipt of such request and offer to register such Registrable Securities of such other holders in such registration.

            (b) Registration of Other Securities. If the Company shall effect the registration pursuant to this Section 2.1 in connection with an underwritten offering by the Purchasers of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration if such Registrable Securities included in the registration pursuant to this Section 2.1, together with other securities requested to be included in such registration, would result in a request by the managing underwriters for a reduction in the number of such Registrable Securities and other securities to be underwritten. If the managing underwriters so request, then the Company will be required to include in such registration only the amount of Registrable Securities and other securities which it is so advised can be included in such registration. In such event, securities shall be registered, in the following priority: (A) the Registrable Securities, (B) the securities proposed to be included by the Company, and then (C) any other securities of the Company requested to be included in such registration by any other holder having the right to include securities on a pro rata basis in accordance with the number of securities proposed to be included by the other stockholders with such rights.

            (c)   Registration Statement Form. Registration under this Section
2.1 shall be on such appropriate registration form of the Commission as, subject to clause (a) above, shall be selected by the Company and as shall be reasonably acceptable to the Purchasers. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Purchasers and counsel to the Company, is necessary or desirable to be included therein.

            (d) Expenses. The Company shall pay all Registration Expenses in connection with registration pursuant to this Section 2.1.

            (e) Effective Registration Statement. Registration pursuant to this Section 2.1 shall not be deemed to have been effected (i) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Purchasers and has not thereafter become effective, or (ii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

            (f) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Purchasers, subject to the Company's approval, which approval shall not be unreasonably withheld.

            (g) Shelf Registration. If the Company effects a registration of Registrable Securities by means of shelf registration pursuant to Rule 415 under the Securities Act (a "SHELF REGISTRATION STATEMENT"), in addition to the other requirements contained herein, the Company shall, at its cost, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Purchasers until such time as all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the "EFFECTIVENESS PERIOD"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements under the Securities Act and as otherwise provided herein.

            (h) Availability. The registration rights set forth in this Agreement shall not be available to any holder of shares of Convertible Preferred Stock (other than a Permitted Holder, each a "THIRD-PARTY HOLDER") (i) until after the first anniversary of the purchase by such Third-Party Holder of suchshares of Convertible Preferred Stock, (ii) if in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Third-Party Holder could be sold in any 6-month period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)) or (iii) if all of the Registrable Securities held by such Third-Party Holder have been sold in a registration pursuant to the Securities Act or pursuant to said Rule 144.

            (i) Delay. If at the time of any request to register Registrable Securities, the Company is engaged or has fixed plans to engage within thirty
(30) days of the time of the request an acquisition, financing or other significant transaction which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, the Company may, at its option, direct that such request be delayed for a period not in excess of one month from the date of the determination by the Board of Directors. The right to delay a request of registration may be exercised by the Company not more than once in any one-year period.

            2.2 Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in Sections
2.1 hereof, the Company shall as expeditiously as possible:

            (a) prepare and file with the Commission the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall as promptly as practicable furnish such documents to the Purchasers and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the review and comments of the Purchasers, each underwriter and their respective counsel;

            (b) notify the Purchasers of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 365 days;

            (c) furnish, without charge, to the Purchasers and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Purchasers and such underwriters may reasonably request;

            (d) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Purchasers or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition in such jurisdictions of the securities to be sold by the Purchasers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

            (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Purchasers to consummate the disposition of such Registrable Securities;

            (f) furnish to the Purchasers and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's or any other entity's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters;

            (g) promptly notify the Purchasers and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of the Purchasers promptly prepare and furnish to the Purchasers and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and
(vi) at any time when the representations and warranties of the Company contemplated by Section 2.3 hereof cease to be true and correct;

            (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to the Purchasers a copy of any amendment or supplement to such registration statement or prospectus;

            (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

            (j) deliver promptly to counsel to the Purchasers and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

            (k) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

            (l) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

            (m) in connection with any underwritten public offering, make available its senior executive officers, directors and chairman and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's business) in their marketing of Registrable Securities.

            The Purchasers will furnish to the Company such information regarding the Purchasers and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

            The Purchasers agree that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(g)(iii) or (v) of this Section 2.2, the Purchasers will, to the extent appropriate, discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 2.2, their receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this
Section 2.2 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in their possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by the Purchasers of their securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Purchasers shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.2; and, if the Company shall not so extend such period, the Purchasers' request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Purchasers are entitled pursuant to
Section 2.1 hereof.

            2.3 Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Purchasers pursuant to the registration under Section 2.1, the Company shall enter into a customary underwriting agreement (in the form of underwriting agreement used at such time by the managing underwriter(s)) with a managing underwriter or underwriters selected by the Purchasers. Such underwriting agreement shall be satisfactory in form and substance to the Purchasers and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of the managing underwriter(s), including, without limitation, their customary provisions relating to indemnification and contribution. The Purchasers shall be party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchasers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Purchasers.

            2.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Purchasers, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Purchasers and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            2.5 Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, the Company shall (i) facilitate the timely preparation and delivery to the Purchasers and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by the Purchasers or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

            2.6 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Purchasers to sell any Registrable Securities pursuant to any effective registration statement.

            2.7 Market Stand-off. Each Third-Party Holder agrees that it will not sell or otherwise transfer or dispose of any Registrable Securities held by such Third-Party Holder during any period which the Company determines in its good faith judgment that the filing of a registration statement under Section 2 or the use of any related prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, until the date upon which the Company notifies such Third-Party Holder in writing that suspension of such rights for the grounds set forth in this Section 2.7 is no longer necessary. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

            3. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Purchasers, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

            4. Amendments and Waivers. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

            5. Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

            (a)   If to the Purchasers, to:

                        Cardiff Holdings LLC and Tramore LLC,
                        c/o Icahn Associates Corp.
                        767 Fifth Avenue
                        New York, NY 10153

                        R(2) Investments, LDC
                        c/o Amalgamated Gadget, L.P., as Investment Manager 301 Commerce, Suite 2975
                        Fort Worth. TX 76102

            (b)   If to the Company, to it at:

                        XO Communications, Inc.
                        11111 Sunset Hills Road
                        Reston, VA  20190
                        Attn:  General Counsel

            6. Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company, without the prior written consent of the Purchasers. The Purchasers may, at their election, at any time or from time to time, assign their rights under this Agreement, in whole or in part, to any Affiliate (as defined in the Stock Purchase Agreement) or any purchaser or other transferee of shares of Common Stock held by them.

            7. Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

            8. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Purchasers in this Agreement or otherwise conflicts with the provisions hereof. The Company further represents and warrants that the rights granted to the Purchasers hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

            9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

            10. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 5 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

            12. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

            13. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            14. Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                            XO COMMUNICATIONS, INC.

                            By:   /s/ William Garrahan
                               -------------------------------
                               Name:  William Garrahan
                               Title: Senior Vice President and Acting
                                         Chief Financial Officer

                                  PURCHASERS

                                  CARDIFF HOLDING LLC

                                  By: /s/ Robert J. Mitchell
                                     ---------------------------------
                                       Name: Robert J. Mitchell
                                       Title: President and Treasurer

                                  TRAMORE LLC

                                  By: /s/ Edward E. Mattner
                                     ---------------------------------
                                       Name: Edward E. Mattner
                                       Title:  Authorized  Signatory

                               R(2) INVESTMENTS, LDC

                               By:  Amalgamated Gadget, L.P., as its Investment
                                      Manager

                               By:  Scepter Holdings, Inc., its General Partner

                               By:/s/ Robert McCormick
                                  ------------------------------
                                    Name: Robert McCormick
                                    Title:  Vice President